Exhibit 3.275

CERTIFICATE OF FORMATION

of

MARCUS CABLE OF ALABAMA, L.L.C.

The undersigned, as an authorized person, is duly executing and filing the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. §18-101, et. seq.) (the “Act”):

ARTICLE I

The name of the limited liability company is Marcus Cable of Alabama, L.L.C. (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and address of its registered agent for service of process are as follows:

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

3

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 23, 1998.

By:	/s/ Richard A. B. Gleiner
Richard A. B. Gleiner
Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

MARCUS CABLE OF ALABAMA, L.L.C.

MARCUS CABLE OF ALABAMA, L.L.C. a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 25th day of March, 1999.

/s/ Marcy Lifton
Name:	Marcy Lifton
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

DOMESTIC LIMITED LIABILITY COMPANY

WITH AND INTO

A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, it is hereby certified that:

1. The constituent business entities participating in the merger herein certified are:

a. Alabama Reorg, LLC, a Delaware limited liability company (“Alabama Reorg”) and wholly owned subsidiary of Marcus Cable (as defined below); and

b. Marcus Cable of Alabama, L.L.C., an Delaware limited liability company (“Marcus Cable”).

2. An Agreement of Merger has been approved, adopted, executed and acknowledged by the aforesaid constituent entities in accordance with the provisions of 18-209 of the Limited Liability Company Act of the State of Delaware.

3. The name of the surviving limited liability company herein certified is Marcus Cable of Alabama, L.L.C.

4. The executed Agreement of Merger between the aforesaid constituent entities is on file at the principal place of business of the aforesaid surviving limited liability company at:

12444 Powerscourt Drive

St. Louis, Missouri 63131

5. A copy of the Agreement of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member or any person holding an interest in the aforesaid constituent entities.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by its authorized person, this 29th day of June, 2001.

By:	/s/ Curtis S. Shaw
Curtis S. Shaw, Authorized Person

CERTIFICATE OF CORRECTION OF THE CERTIFICATE OF MERGER

OF

ALABAMA REORG, LLC

WITH AND INTO

MARCUS CABLE OF ALABAMA, L.L.C.

The undersigned, Marcy Lifton hereby certifies:

1.	The names of the constituent entities are Alabama Reorg, LLC and Marcus Cable of Alabama, L.L.C.

2.	The Certificate of Merger which was filed in the Office of the Delaware Secretary of State on July 2, 2001 requires correction as permitted by Section 18-211 of the Delaware Limited Liability Company Act in that the execution date was set forth incorrectly.

3.	The execution date in corrected form is as follows:

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by its authorized person, this 30th day of June, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Corrected Certificate of Merger this 30th day of August, 2001.

By:	/s/ Marcy Lifton
Marcy Lifton, Authorized Person